BOSTON SCIENTIFIC EXCEEDS THIRD QUARTER EPS GUIDANCE, REPURCHASES 30 MILLION SHARES

Natick, MA (October 20, 2011) -- Boston Scientific Corporation (NYSE: BSX) announces financial results for the third quarter ended September 30, 2011, as well as updated sales and earnings per share (EPS) guidance for the fourth quarter and full year 2011.

Third quarter and other highlights:

•	Achieved sales of $1.874 billion; and reported GAAP earnings of $0.09 per share and adjusted EPS of $0.15, both exceeding previous guidance

•	Invested $192 million to purchase 30 million shares under the Company's estimated $1.25 billion combined share repurchase authorizations

•	Increased constant currency worldwide sales of Endoscopy by 6 percent, Peripheral Interventions by 4 percent and Neuromodulation by 6 percent, all on the continued strength of new products

•	Achieved double digit sales growth in the three largest emerging markets of Brazil, India and China

•	Maintained substantial leadership position in the global drug-eluting stent market with 36 percent share worldwide and U.S. share of 49 percent

•	Generated strong operating cash flow of $366 million, ending the quarter with $276 million of cash on hand

•	Promoted Hank Kucheman to Chief Executive Officer and welcomed Mike Mahoney as President

“Boston Scientific's earnings performance remains strong, despite very challenging global economic and end-market conditions that adversely impacted revenue,” stated Hank Kucheman, Chief Executive Officer of Boston Scientific Corporation. “The execution of the Company's POWER strategy is the right top priority for the entire leadership team.”

Sales for the third quarter of 2011 were $1.874 billion, as compared to sales of $1.916 billion for the third quarter of 2010, a decrease of 2 percent. Excluding the impact of changes in foreign currency exchange rates and sales from divested businesses, sales decreased 3 percent as compared to the prior period.

Worldwide sales for the third quarter - on a constant currency and as reported basis - were as follows:

			Change
	Three Months Ended		As Reported	Constant
	September 30,		Currency	Currency
in millions	2011	2010	Basis	Basis

Interventional Cardiology	$613	$614	0%	(4)%

Cardiac Rhythm Management	503	550	(9)%	(12)%

Endoscopy	298	269	11%	6%

Peripheral Interventions	182	167	9%	4%

Urology/Women's Health	124	122	2%	0%

Neuromodulation	84	79	6%	6%

Electrophysiology	36	36	0%	(2)%

Subtotal Core Businesses	1,840	1,837	0%	(3)%

Divested Businesses	34	79	N/A	N/A

Worldwide	$1,874	$1,916	(2)%	(6)%

On a GAAP basis, net income for the third quarter of 2011 was $142 million, or $0.09 per share. These results included intangible asset impairment charges, acquisition-related charges, divestiture-related net credits, restructuring-related charges, discrete tax benefits and amortization expense totaling $81 million, or $0.06 per share, which consisted of:

•	$7 million ($9 million pre-tax) of intangible asset impairment charges attributable to lower projected cash flows associated with certain technologies;

•	$7 million ($8 million pre-tax) of acquisition-related expenses;

•	$5 million ($7 million pre-tax) of divestiture-related net credits;

•	$19 million ($29 million pre-tax) of restructuring charges associated with the Company's 2011 Restructuring plan, 2010 Restructuring plan and Plant Network Optimization program;

•	$25 million of discrete tax benefits related to certain tax positions recorded in a prior period; and

•	$78 million ($97 million pre-tax) of amortization expense.

Adjusted net income for the third quarter of 2011, excluding these net charges, was $223 million, or $0.15 per share.

On a GAAP basis, net income for the third quarter of 2010 was $190 million, or $0.12 per share. Reported results included intangible asset impairment charges, restructuring-related charges, discrete tax items, and amortization expense (after-tax) totaling $106 million, or $0.07 per share. Adjusted net income for the third quarter of 2010, excluding these net charges, was $296 million, or $0.19 per share.

Guidance for Fourth Quarter and Full Year 2011

The Company estimates sales for the fourth quarter of 2011 in a range of $1.850 to $1.950 billion.  Compared to sales for the fourth quarter of 2010, this range assumes a $64 million negative impact from the divestiture of the Neurovascular business. Recent acquisitions are not expected to contribute significantly to fourth quarter sales.  The Company estimates earnings on a GAAP basis in a range of $0.05 to $0.11 per share. Adjusted earnings, excluding restructuring-related net charges and amortization expense, are estimated in a range of $0.13 to $0.16 per share. Recent acquisitions are expected to dilute fourth quarter 2011 adjusted earnings by approximately $0.01 per share as compared to the prior year, and the divestiture of the Neurovascular business is expected to dilute fourth quarter 2011 adjusted earnings by $0.01 per share.

The Company now estimates sales for the full year 2011 in a range of $7.624 to $7.724 billion.  Compared to full year 2010 sales, this range now assumes a $204 million negative impact from the divestiture of the Neurovascular business.  Recent acquisitions are not expected to contribute significantly to 2011 sales.  The Company now estimates earnings on a GAAP basis in a range of $0.27 to $0.33 per share. Adjusted earnings, excluding goodwill and other intangible asset impairment charges; acquisition-, divestiture-, and restructuring-related net credits; discrete tax items; and amortization expense, are being updated from previous guidance of $0.64 to $0.70 per share to an estimated range of $0.67 to $0.70 per share. Recent acquisitions are expected to dilute full year 2011 adjusted earnings by approximately $0.04 per share as compared to the prior year, and the divestiture of the Neurovascular business is expected to dilute full year 2011 adjusted earnings by $0.04 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

About Boston Scientific

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP earnings and adjusted earnings for the fourth quarter and full year 2011, including expected impacts of acquisitions and the Neurovascular divestiture; our financial performance; and our POWER strategy.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; the market for our products, including the U.S. CRM market; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the effect of our restructuring initiatives; integration of acquired companies; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information

A reconciliation of the Company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:	Denise Kaigler
508-650-8330 (office)
Media Relations
Boston Scientific Corporation
denise.kaigler@bsci.com

Erik Kopp
508-650-8660 (office)
Media Relations
Boston Scientific Corporation
erik.kopp@bsci.com

Sean Wirtjes
508-652-5305 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
in millions, except per share data	2011	2010	2011	2010

Net sales	$1,874	$1,916	$5,774	$5,804
Cost of products sold	680	623	1,999	1,939
Gross profit	1,194	1,293	3,775	3,865

Operating expenses:
Selling, general and administrative expenses	629	634	1,866	1,897
Research and development expenses	229	230	665	714
Royalty expense	36	39	140	147
Amortization expense	97	129	325	381
Goodwill impairment net charges			697	1,817
Intangible asset impairment charges	9	5	21	65
Contingent consideration expense	6		18
Acquisition-related milestone				(250)
Restructuring charges	22	5	77	98
Gain on divestiture	(8)		(768)
	1,020	1,042	3,041	4,869
Operating income (loss)	174	251	734	(1,004)

Other income (expense):
Interest expense	(62)	(91)	(210)	(286)
Other, net	(1)	3	18	(2)
Income (loss) before income taxes	111	163	542	(1,292)
Income tax (benefit) expense	(31)	(27)	208	9
Net income (loss)	$142	$190	$334	$(1,301)

Net income (loss) per common share - basic	$0.09	$0.13	$0.22	$(0.86)
Net income (loss) per common share - assuming dilution	$0.09	$0.12	$0.22	$(0.86)

Weighted-average shares outstanding
Basic	1,514.4	1,519.8	1,523.1	1,517.0
Assuming dilution	1,524.0	1,529.3	1,532.0	1,517.0

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 30,	December 31,
in millions, except share and per share data	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$276	$213
Trade accounts receivable, net	1,237	1,320
Inventories	972	894
Deferred income taxes	409	429
Assets held for sale	5	576
Prepaid expenses and other current assets	314	183
Total current assets	3,213	3,615

Property, plant and equipment, net	1,684	1,697
Goodwill	9,769	10,186
Other intangible assets, net	6,564	6,343
Other long-term assets	272	287
	$21,502	$22,128

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$4	$504
Accounts payable	256	184
Accrued expenses	1,296	1,626
Other current liabilities	331	295
Total current liabilities	1,887	2,609

Long-term debt	4,259	4,934
Deferred income taxes	1,854	1,644
Other long-term liabilities	1,981	1,645

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares and issued 1,531,013,482 shares as of September 30, 2011	15	15
and 1,520,780,112 shares as of December 31, 2010
Treasury stock, at cost - 30,000,000 shares as of September 30, 2011	(192)
Additional paid-in capital	16,318	16,232
Accumulated deficit	(4,488)	(4,822)
Accumulated other comprehensive loss, net of tax	(132)	(129)
Total stockholders' equity	11,521	11,296
	$21,502	$22,128

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30,
	2011		2010
		Impact		Impact
	Net	per diluted	Net	per diluted
in millions, except per share data	income	share	income	share
GAAP net income	$142	$0.09	$190	$0.12
Non-GAAP adjustments:
Intangible asset impairment charges	7	0.01	4	0.00
Acquisition-related charges	7	0.01
Divestiture-related net credits	(5)	0.00
Restructuring-related charges	19	0.01	14	0.01
Discrete tax items	(25)	(0.02)	(21)	(0.01)
Amortization expense	78	0.05	109	0.07
Adjusted net income	$223	$0.15	$296	$0.19

	Nine Months Ended September 30,
	2011		2010
		Impact	Net	Impact
	Net	per diluted	(loss)	per diluted
in millions, except per share data	income	share	income	share
GAAP net income (loss)	$334	$0.22	$(1,301)	$(0.86)
Non-GAAP adjustments:
Goodwill impairment net charges	697	0.45	1,817	1.20	*
Intangible asset impairment charges	16	0.01	55	0.03	*
Acquisition-related net credits	(17)	(0.01)	(216)	(0.14)	*
Divestiture-related net credits	(533)	(0.35)
Restructuring-related charges	75	0.05	99	0.06	*
Discrete tax items	(21)	(0.01)	(21)	(0.01)	*
Amortization expense	271	0.18	304	0.20	*
Adjusted net income	$822	$0.54	$737	$0.48

* Assumes dilution of 9.2 million shares for the nine months ended September 30, 2010 for all or a portion of these non-GAAP adjustments.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended		Nine Months Ended
in millions	September 30,		September 30,
	2011	2010	2011	2010
Goodwill impairment net charges:
Goodwill impairment net charges			$697	$1,817
Income tax benefit (a)
Goodwill impairment net charges, net of tax			$697	$1,817

Intangible asset impairment charges:
Intangible asset impairment charges	$9	$5	$21	$65
Income tax benefit (a)	(2)	(1)	(5)	(10)
Intangible asset impairment charges, net of tax	$7	$4	$16	$55

Acquisition-related net charges (credits):
Contingent consideration expense	$6		$18
Acquisition-related milestone				$(250)
Acquisition-related costs (b)	1		3
Inventory step-up adjustment (c)	1		2
Gain on previously held equity interests (e)			(38)
	8		(15)	(250)
Income tax (benefit) expense (a)	(1)		(2)	34
Acquisition-related net charges (credits), net of tax	$7		$(17)	$(216)

Divestiture-related net credits:
Gain on divestiture	$(8)		$(768)
Divestiture-related costs (d)	1		4
	(7)		(764)
Income tax expense (a)	2		231
Divestiture-related net credits, net of tax	$(5)		$(533)

Restructuring-related charges:
Restructuring charges	$22	$5	$77	$98
Restructuring-related charges (f)	7	13	32	41
	29	18	109	139
Income tax benefit (a)	(10)	(4)	(34)	(40)
Restructuring-related charges, net of tax	$19	$14	$75	$99

Discrete tax items:
Income tax benefit (a)	$(25)	$(21)	$(21)	$(21)

Amortization expense:
Amortization expense	$97	$129	$325	$381
Income tax benefit (a)	(19)	(20)	(54)	(77)
Amortization expense, net of tax	$78	$109	$271	$304

(a)
Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b)	Recorded to selling, general and administrative expenses.

(c)	Recorded to cost of products sold.

(d)
In the third quarter of 2011, recorded $1 million to cost of products sold. In the first nine months of 2011, recorded $2 million to cost of products sold, $1 million to selling, general and administrative expenses and $1 million to research and development expenses.

(e)	Recorded to other, net.

(f)
In the third quarter of 2011, recorded $7 million to cost of products sold. In the third quarter of 2010, recorded $12 million to cost of products sold and $1 million to selling, general and administrative expenses. In the first nine months of 2011, recorded $28 million to cost of products sold and $4 million to selling, general and administrative expenses. In the first nine months of 2010, recorded $38 million to cost of products sold and $3 million to selling, general and administrative expenses.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Three Months Ended		As Reported	Constant
	September 30,		Currency	Currency
in millions	2011	2010	Basis	Basis

United States	$990	$1,077	(8)%	(8)%

EMEA	416	378	10%	2%
Japan	235	213	11%	0%
Inter-Continental	199	169	17%	9%
International	850	760	12%	3%

Subtotal Core Businesses	1,840	1,837	0%	(3)%

Divested Businesses	34	79	N/A	N/A

Worldwide	$1,874	$1,916	(2)%	(6)%

			Change
	Three Months Ended		As Reported	Constant
	September 30,		Currency	Currency
in millions	2011	2010	Basis	Basis

Interventional Cardiology	$613	$614	0%	(4)%

Cardiac Rhythm Management	503	550	(9)%	(12)%

Endoscopy	298	269	11%	6%

Peripheral Interventions	182	167	9%	4%

Urology/Women's Health	124	122	2%	0%

Neuromodulation	84	79	6%	6%

Electrophysiology	36	36	0%	(2)%

Subtotal Core Businesses	1,840	1,837	0%	(3)%

Divested Businesses	34	79	N/A	N/A

Worldwide	$1,874	$1,916	(2)%	(6)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Nine Months Ended		As Reported	Constant
	September 30,		Currency	Currency
in millions	2011	2010	Basis	Basis

United States	$3,054	$3,159	(3)%	(3)%

EMEA	1,328	1,248	6%	0%
Japan	705	647	9%	(2)%
Inter-Continental	576	498	16%	8%
International	2,609	2,393	9%	1%

Subtotal Core Businesses	5,663	5,552	2%	(1)%

Divested Businesses	111	252	N/A	N/A

Worldwide	$5,774	$5,804	(1)%	(4)%

			Change
	Nine Months Ended		As Reported	Constant
	September 30,		Currency	Currency
in millions	2011	2010	Basis	Basis

Interventional Cardiology	$1,901	$1,961	(3)%	(7)%

Cardiac Rhythm Management	1,606	1,615	(1)%	(4)%

Endoscopy	883	794	11%	6%

Peripheral Interventions	547	498	10%	5%

Urology/Women's Health	371	354	5%	3%

Neuromodulation	245	219	12%	12%

Electrophysiology	110	111	(1)%	(2)%

Subtotal Core Businesses	5,663	5,552	2%	(1)%

Divested Businesses	111	252	N/A	N/A

Worldwide	$5,774	$5,804	(1)%	(4)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q3 2011 Net Sales as compared to Q3 2010
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(87)	$(87)

EMEA	38	9	$29
Japan	22	0	22
Inter-Continental	30	15	15
International	90	24	66

Subtotal Core Businesses	3	(63)	66

Divested Businesses	(45)	(45)	0

Worldwide	$(42)	$(108)	$66

	Q3 2011 Net Sales as compared to Q3 2010
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Interventional Cardiology	$(1)	$(25)	$24

Cardiac Rhythm Management	(47)	(65)	18

Endoscopy	29	16	13

Peripheral Interventions	15	7	8

Urology/Women's Health	2	0	2

Neuromodulation	5	5	0

Electrophysiology	0	(1)	1

Subtotal Core Businesses	3	(63)	66

Divested Businesses	(45)	(45)	0

Worldwide	$(42)	$(108)	$66

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q3 2011 YTD Net Sales as compared to Q3 2010 YTD
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(105)	$(105)

EMEA	80	0	$80
Japan	58	(14)	72
Inter-Continental	78	39	39
International	216	25	191

Subtotal Core Businesses	111	(80)	191

Divested Businesses	(141)	(145)	4

Worldwide	$(30)	$(225)	$195

	Q3 2011 YTD Net Sales as compared to Q3 2010 YTD
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Interventional Cardiology	$(60)	$(132)	$72

Cardiac Rhythm Management	(9)	(58)	49

Endoscopy	89	53	36

Peripheral Interventions	49	25	24

Urology/Women's Health	17	10	7

Neuromodulation	26	25	1

Electrophysiology	(1)	(3)	2

Subtotal Core Businesses	111	(80)	191

Divested Businesses	(141)	(145)	4

Worldwide	$(30)	$(225)	$195

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT AND CORONARY STENT SYSTEM SALES
(Unaudited)

Three Months Ended September 30

in millions	U.S.		International		Worldwide
	Q3 2011	Q3 2010	Q3 2011	Q3 2010	Q3 2011	Q3 2010
Defibrillator systems	$225	$280	$135	$126	$360	$406
Pacemaker systems	71	82	72	62	143	144
Total CRM products	$296	$362	$207	$188	$503	$550

in millions	U.S.		International		Worldwide
	Q3 2011	Q3 2010	Q3 2011	Q3 2010	Q3 2011	Q3 2010
Drug-eluting stent systems	$191	$199	$184	$166	$375	$365
Bare-metal stent systems	7	11	20	20	27	31
Total coronary stent systems	$198	$210	$204	$186	$402	$396

Nine Months Ended September 30

in millions	U.S.		International		Worldwide
	YTD 2011	YTD 2010	YTD 2011	YTD 2010	YTD 2011	YTD 2010
Defibrillator systems	$734	$764	$436	$411	$1,170	$1,175
Pacemaker systems	216	246	220	194	436	440
Total CRM products	$950	$1,010	$656	$605	$1,606	$1,615

in millions	U.S.		International		Worldwide
	YTD 2011	YTD 2010	YTD 2011	YTD 2010	YTD 2011	YTD 2010
Drug-eluting stent systems	$583	$618	$571	$542	$1,154	$1,160
Bare-metal stent systems	24	35	62	67	86	102
Total coronary stent systems	$607	$653	$633	$609	$1,240	$1,262

BOSTON SCIENTIFIC CORPORATION
SUPPLEMENTAL NON-GAAP RECONCILIATIONS, CONT.
(Unaudited)

Q4 and Full Year 2011 EPS Guidance

	Q4 2011 Estimate		Full Year 2011 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.05	$0.11	$0.27	$0.33

Goodwill impairment charge			0.45	0.45
Other intangible asset impairment charges			0.01	0.01
Estimated acquisition-related net charges (credits)	0.01	0.00	0.00	(0.01)
Estimated divestiture-related net charges (credits)	0.00	(0.01)	(0.35)	(0.36)
Estimated restructuring-related charges	0.02	0.01	0.07	0.06
Discrete tax items			(0.01)	(0.01)
Estimated amortization expense	0.05	0.05	0.23	0.23

Adjusted results	$0.13	$0.16	$0.67	$0.70

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific's consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in the Company's business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of the Company's operating segments. The adjustments excluded from the Company's non-GAAP financial measures are consistent with those excluded from its reportable segments' measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company's chief operating decision maker and are used to make operating decisions and assess performance.

The Company believes that presenting adjusted net income, adjusted net income per share and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific's results “through the eyes” of management. The Company further believes that providing this information assists Boston Scientific's investors in understanding the Company's operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and nine months ended September 30, 2011 and 2010 and for the forecasted three month and full year periods ending December 31, 2011, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share

Goodwill and other intangible asset impairment charges - These amounts represent non-cash net write-downs of the Company's goodwill balance attributable to its U.S. Cardiac Rhythm Management business, as well as certain intangible asset balances. Management removes the impact of these charges from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and invest in the Company's growth. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance, particularly in terms of liquidity.

Acquisition-related charges (credits) - These adjustments consist of (a) acquisition-related gains on previously held equity interests, (b) contingent consideration expense, (c) a gain on an acquisition-related milestone receipt, (d) due diligence, other fees and exit costs, and (e) an inventory step-up adjustment. The acquisition-related gains on previously held equity interests is a non-recurring benefit associated with acquisitions completed in the first quarter of 2011. Contingent consideration expense is a non-cash charge representing accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. The gain on an acquisition-related milestone resulted from a 2010 receipt related to Guidant Corporation's sale of its vascular intervention and endovascular solutions businesses to Abbott Laboratories, and is not indicative of future operating results. Due diligence, other fees and exit costs include legal, tax, severance and other expenses associated with prior acquisitions that are not representative of on-going operations. The inventory step-up adjustment is a non-cash charge related to acquired inventory directly attributable to prior acquisitions and is not indicative of the Company's on-going operations, or on-going cost of products sold. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Divestiture-related (credits) charges - These amounts represent (a) gains resulting from business divestitures and (b) fees and separation costs associated with business divestitures. The Company completed the sale of its Neurovascular business in January 2011 and the resulting gain is not indicative of future operating performance and is not used by management to assess operating performance. Fees and separation costs represent those associated with the Company's divestiture of its Neurovascular business and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Restructuring and restructuring-related costs - These adjustments represent primarily severance, costs to transfer production lines from one facility to another, and other direct costs associated with the Company's 2011 Restructuring plan, 2010 Restructuring plan, Plant Network Optimization program and 2007 Restructuring plan. These expenses are excluded by management in assessing the Company's operating performance, as well as from the Company's operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges (credits). These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Amortization expense - Amortization expense is a non-cash charge and does not impact the Company's liquidity or compliance with the covenants included in its credit facility agreement. Management removes the impact of amortization from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and invest in the Company's growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance, particularly in terms of liquidity.

Regional and Divisional Revenue Growth Rates Excluding the Impact of Changes in Foreign Currency Exchange Rates

Changes in foreign currency exchange rates - The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of changes in foreign currency exchange rates for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Adjusted net income, adjusted net income per share and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than Boston Scientific does, which may limit the usefulness of those measures for comparative purposes.